UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9955 Mesa Rim Road San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 320-8200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 15, 2021, Biocept, Inc. filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the adjournment of its 2021 Annual Meeting of Stockholders due to lack of quorum being present.  This amendment amends the Original Report to disclose an additional adjournment.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 8.01 of the Original Report, as amended hereby, is set forth below.

Item 8.01	Other Events.

On June 11, 2021, Biocept, Inc. convened and adjourned its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), without any business being conducted, due to lack of the requisite quorum being present. The Annual Meeting had been adjourned until Friday, July 9, 2021. During the reconvened Annual Meeting on July 9, 2021, the Annual Meeting was adjourned for a second time without any business being conducted due to lack of quorum being present. As announced at the Annual Meeting on July 9, 2021, the Annual Meeting will be reconvened at 1:30 p.m. Pacific Time on Friday, July 16, 2021.  The reconvened Annual Meeting will be held at the same virtual meeting link at www.proxydocs.com/BIOC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Dated: July 12, 2021	By:	/s/ Michael W. Nall
Michael W. Nall
President and Chief Executive Officer